Exhibit 5




                        December 9, 1998




Sprint Corporation
P.O. Box 11315
Kansas City, Missouri  64112


     Re:  1,900,000  shares of PCS Common Stock (par value  $1.00 per  share), issuable in connection with the 1997 Long-
          Term Stock Incentive Program

Gentlemen:

     I have acted as your counsel in connection with the proposed offering and issuance by you of an aggregate of 1,900,000 shares of your PCS Common Stock (the "Shares") referred to in the Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). In such connection, I have examined the Registration Statement and I am familiar with the proceedings taken by your stockholders and your Board of Directors and officers in connection with the authorization of the Shares, the recapitalization of your Common Stock into FON Common Stock and PCS Common Stock, and related matters, and I have reviewed such documents, records, and matters of law as I have considered necessary for rendering my opinion hereinafter set forth.

     Based upon the foregoing, I am of the opinion that:

1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

2.    The  Shares have been duly and validly authorized, and when
  (i) the Registration Statement has become effective under the Act and (ii) the Shares are issued to participants in the Sprint Spectrum Long-Term Incentive Plan pursuant to the 1997 Long-Term Stock Incentive Program, such Shares will be legally issued, fully paid and nonassessable.

Sprint Corporation
December 9, 1998
Page 2


     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.





                                        Very truly yours,

                                        /s/ DON A JENSEN

                                        Don A. Jensen